SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

August 12, 2026
Date of Report (Date of earliest event reported)

Zion Oil & Gas, Inc.
(Exact name of registrant as specified in its charter)

Texas
(State or other jurisdiction of incorporation)

001-33228	20-0065053
(Commission File Number)	(IRS Employer Identification No.)

12222 Merit Drive, Suite 1450, Dallas, TX 75251
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: 214-221-4610

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Item 8.01	Other Events.

On August 12, 2026, Zion Oil & Gas, Inc. (the “Company”) filed with the Securities and Exchange Commission (the “SEC”) an Amendment No. 1 to the Prospectus Supplement dated as of December 11, 2024 (“Original Prospectus Supplement”) and accompanying base prospectus dated November 27, 2024 (collectively, the “Prospectus”) relating to the Company’s Dividend Reinvestment and Direct Stock Purchase Plan (the “Plan” or “DSPP”). The Prospectus forms a part of the Company’s Registration Statement on Form S-3 (File No. 333-283500), which was declared effective by the SEC on December 11, 2024 (the “Registration Statement”).

Amendment No. 1 to the Prospectus Supplement is being filed on August 12, 2026. This Amendment No. 1 to Prospectus Supplement amends the Prospectus Supplement. This Amendment No. 1 to Prospectus Supplement should be read in conjunction with the Original Prospectus Supplement and the base Prospectus. This Amendment No. 1 is incorporated by reference into the Original Prospectus Supplement. This Amendment No. 1 is not complete without and may not be delivered or utilized except in connection with, the Original Prospectus Supplement, including any amendments or supplements thereto.

Amendment No. 1 - New Unit Option under the Unit Program

Under our Plan, we are providing a Unit Option under Amendment No. 1. Our Unit Program consists of the combination of Common Stock and warrants with basic Unit Program features, conditions and terms outlined in the Original Prospectus Supplement. Amendment No. 1 provides the option period, unit price and the determination of the number of shares of Common Stock and warrants per unit. The Program begins on August 12, 2026, and terminates on September 10, 2026.

Our Unit Program consists of the combination of Common Stock and warrants with basic Unit Program features, conditions and terms outlined in the Original Prospectus Supplement. Amendment No. 1 provides the option period, unit price and the determination of the number of shares of Common Stock and warrants per unit. This Unit Option begins on August 12, 2026, and is scheduled to terminate on September 10, 2026, unless extended at the sole discretion of Zion Oil & Gas, Inc for up to fifteen (15) days. The Unit Option consists of Units of our securities where each Unit (priced at $250.00 each) is comprised of (i) a certain number of shares of Common Stock determined by dividing $250.00 (the price of one Unit) by the average of the high and low sale prices of the Company’s publicly traded common stock as reported on the OTCQX on the Unit Purchase Date and (ii) Common Stock purchase warrants to purchase an additional seventy-five (75) shares of Common Stock at a per share exercise price of $0.75. The participant’s Plan account will be credited with the number of shares of the Company’s Common Stock and Warrants that are acquired under the Units purchased. Each warrant affords the participant the opportunity to purchase one share of our Common Stock at a warrant exercise price of $0.75. The warrant shall have the Company notation of “ZNWBD.” The warrants will not be registered for trading on the OTCQX or any other stock market or trading market.

The ZNWBD warrants will become exercisable on October 12, 2026, unless extended up to fifteen (15) days, and continue to be exercisable through April 12, 2027, unless extended up to fifteen (15) days, at a per share exercise price of $0.75 for the exercisable period.

Checks, bank wire payments, or electronic bank payments for purchases received by the Plan Agent, or at the offices of the Company, before 4 p.m. (EST) on a business day generally will be recorded as purchased on the same business day (the “Purchase Date”). Checks, bank wire payments, or electronic bank payments for purchases received by the Plan Agent, or at the offices of Company, after 4 p.m. (EST) on a business day generally will be recorded as purchased on the next business day for the Purchase Date. Electronic bank payments are treated as received and recorded on the date of receipt of the funds into the Plan Agent’s or the Company’s bank account.

Accordingly, all references in the Original Prospectus Supplement concerning the Unit Option Program continue, except for the substitution of the Unit Option Program details under Amendment No. 1. All other Plan features, conditions and terms remain unchanged.

Warrant Agent Agreement

Effective August 12, 2026, the Company executed a Warrant Agent Agreement with Equiniti Trust Company, LLC as the Warrant Agent (Exhibit 4.11) below, for the warrant notated as ZNWBD under the Unit Option Program beginning August 12, 2026, as described under Amendment No. 1.

The Company is filing the items included in Exhibits 4.10 and 4.11 to this Current Report on Form 8-K, each of which relates to the above Registration Statement, for the purpose of incorporating such items as exhibits to the Registration Statement for the DSPP Unit Option Program beginning August 12, 2026.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit 4.10 -	Form of Warrant included in the Unit Option Program (new warrant ZNWBD), Annex B under the Prospectus Supplement

Exhibit 4.11 -	Warrant Agent Agreement effective August 12, 2026 between Zion Oil & Gas, Inc. and Equiniti Trust Company, LLC, as Warrant Agent

Exhibit 104 -	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Zion Oil and Gas, Inc.

Date: August 12, 2026	By:	/s/ Robert Dunn
Robert Dunn
Chief Executive Officer